EV Energy Partners Announces First Quarter 2011 Results and Updated Guidance and Commodity Hedge Positions

HOUSTON, TX — May 9, 2011 — (MARKETWIRE) — EV Energy Partners, L.P. (Nasdaq:EVEP) today announced results for the first quarter 2011 and filed its Form 10-Q with the Securities and Exchange Commission. In addition, EVEP announced updated guidance for the second through fourth quarters of 2011 and provided a summary of new commodity price hedge positions.

First Quarter 2011 Results

Adjusted EBITDAX for the quarter was $50.6 million, a 57 percent increase over the first quarter of 2010 and a 22 percent increase versus the fourth quarter of 2010. Distributable Cash Flow for the quarter was $31.6 million, a 56 percent increase over the first quarter of 2010 and an 18 percent increase versus the fourth quarter of 2010. The increases in Adjusted EBITDAX and Distributable Cash Flow, which are described in the attached table under “Non-GAAP Measures,” are primarily due to acquisitions completed during 2010.

For the quarter ended March 31, 2011, EVEP produced 7.0 Bcf of natural gas, 208 MBbls of crude oil and 270 MBbls of natural gas liquids, or 9.9 Bcfe. This represents a 69 percent increase from first quarter 2010 production of 5.8 Bcfe and a 19 percent increase from the fourth quarter 2010 production of 8.3 Bcfe, primarily due to acquisitions completed during 2010.

EVEP reported a net loss of $34.0 million, or ($1.14) per basic and diluted weighted average limited partner unit outstanding, for the first quarter of 2011. Included in net loss were $54.6 million of non-cash net unrealized losses on commodity and interest rate derivatives and $2.1 million of non-cash costs contained in general and administrative expenses. General and administrative expenses also included $0.3 million of acquisition-related due diligence and other related transaction costs and $1.0 million of costs related to the annual vesting of phantom units during the first quarter of 2011. Also included in net loss was a $1.6 million impairment charge relating to a recent divestiture of non-core oil and natural gas properties. For the first quarter of 2010, net income was $46.1 million, or $1.68 per basic and diluted weighted average limited partner unit outstanding, which included $32.7 million of non-cash net unrealized gains on commodity and interest rate derivatives and $1.1 million of non-cash costs contained in general and administrative expenses. For the fourth quarter of 2010, net loss was $14.5 million, or ($0.55) per basic and diluted weighted average limited partner unit outstanding, which included $31.6 million of non-cash net unrealized losses on commodity and interest rate derivatives and $1.6 million of non-cash costs contained in general and administrative expenses. Also contained in general and administrative expenses for the fourth quarter were approximately $0.4 million of due diligence and other transaction costs related to our acquisitions completed during the quarter.

The $54.6 million non-cash net unrealized loss on derivatives for the first quarter of 2011 was primarily due to the increase in future commodity prices that occurred from January 1, 2011 to March 31, 2011 and the effect of such increased prices on the mark-to-market valuation of EVEP’s outstanding commodity derivatives which now extend through December 2015.

John Walker, Chairman and CEO, said, "During the first quarter of 2011 we raised $442 million in net proceeds through a common unit offering and our inaugural senior notes offering, which was met with strong demand and upsized to $300 million. The proceeds from these offerings were used to repay debt incurred under our revolving credit facility to fund our December 2010 Barnett Shale acquisition. In addition, during April we entered into a $1 billion, five year Second Amended and Restated Credit Agreement under which we currently have over $400 million of liquidity. These financings put EVEP in a position of strength to continue to execute on its strategy of growth through accretive acquisitions."

Updated 2011 Guidance

The following table presents updated guidance for the second through fourth quarters of 2011, which includes a slight reduction in production estimates. In addition, lease operating expenses and natural gas and NGL price differentials have been revised to account for the treatment of certain gathering, transportation and processing expenses associated with the Barnett Shale acquisition which were presented as a product price reduction under the previous guidance rather than as lease operating expense.

	2nd Qtr 2011			3rd Qtr 2011			4th Qtr 2011
Net Production:
Natural Gas (MMcf)	6,875	-	7,525	7,200	-	8,000	7,475	-	8,275
Crude Oil (MBbls)	215	-	245	220	-	250	215	-	245
Natural Gas Liquids (MBbls)	270	-	300	280	-	320	285	-	330
Total Mmcfe	9,785	-	10,795	10,200	-	11,420	10,475	-	11,725

Average Daily Production (Mmcfe/d)	107.5	-	118.6	110.9	-	124.1	113.9	-	127.4

Average Price Differential vs NYMEX
Natural Gas (% of NYMEX Natural Gas)	95%	-	99%	94%	-	98%	94%	-	98%
Crude Oil (% of NYMEX Crude Oil)	93%	-	97%	93%	-	97%	93%	-	97%
Natural Gas Liquids (% of NYMEX Crude Oil)	45%	-	51%	45%	-	51%	45%	-	51%

Transportation Margin ($ thous) (a)	350	-	400	350	-	400	350	-	400

Expenses:
Operating Expenses:
LOE and other ($ thous)	17,100	-	18,900	17,600	-	19,400	17,800	-	19,600
Production Taxes (as % of revenue)	4.4%	-	4.8%	4.4%	-	4.8%	4.4%	-	4.8%

General and administrative expense ($ thous) (b)	4,500	-	5,500	4,500	-	5,500	4,500	-	5,500

Capital Expenditures ($ thous) (c)	17,000	-	21,000	23,000	-	29,000	12,000	-	16,000

(a)	Represents estimated transportation and marketing-related revenues less cost of purchased natural gas.
(b)	Excludes non-cash general and administrative expense, of which non-cash unit based compensation is a part, also excludes any amounts for future acquisition related due diligence and transaction costs.
(c)	Represents estimates for drilling and related capital expenditures. Does not include any amounts for acquisitions of oil and gas properties.

New Commodity Price Hedge Positions

Since the end of the first quarter 2011, EVEP has entered into the following additional natural gas hedge positions.

		Swap	Swap
Period	Index	Volume	Price
		(Mmmbtu /Mbbls)
Natural Gas
Sept 14 - Dec 14	NYMEX	610	$5.74

2014	NYMEX	5,475	$5.73

2015	NYMEX	7,300	$6.09

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our first quarter 2011 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on May 4, 2011, EV Energy Partners, L.P. will host an investor conference call Tuesday, May 10, 2011 at 9 a.m. (Eastern Time). Investors interested in participating in the call may dial (480) 629-9821 (quote conference ID 4439591) at least 5 minutes prior to the start time, or may listen live over the internet through the investor relations section of the EVEP web site at http://www.evenergypartners.com.

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available on the internet at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of EVEP, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in EVEP's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics
	Three Months Ended March 31,
	2011	2010
Production data:
Oil (MBbls)	208	126
Natural gas liquids (MBbls)	270	182
Natural gas (MMcf)	7,004	3,985
Net production (MMcfe)	9,871	5,833
Average sales price per unit: (1)
Oil (Bbl)	$89.88	$74.46
Natural gas liquids (Bbl)	48.06	45.54
Natural gas (Mcf)	3.99	5.25
Mcfe	6.04	6.62
Average unit cost per Mcfe:
Production costs:
Lease operating expenses (2)	$1.76	$1.96
Production taxes	0.27	0.36
Total	2.03	2.32
Asset retirement obligations accretion expense	0.10	0.09
Depreciation, depletion and amortization	1.78	2.07
General and administrative expenses	0.87	0.81

(1) Prior to $17.2 and $10.1 million of net commodity hedge gains for the three months ended March 31, 2011 and March 31, 2010, respectively.
(2) Lease operating expenses for the three months ended March 31, 2010 contains $0.2 million ($0.04 per mcfe) of non-cash inventory write downs related to the Appalachian Basin acquisition closed during the fourth quarter of 2009.

Condensed Consolidated Balance Sheets (Unaudited)
(In $ thousands, except number of units)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$29,485	$23,127
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	33,249	27,742
Related party	3,032	-
Other	3,500	441
Derivative asset	40,091	55,100
Other current assets	1,329	1,158
Total current assets	110,686	107,568

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization; March 31, 2011, $193,892; December 31, 2010, $176,897	1,318,780	1,324,240
Other property, net of accumulated depreciation and amortization; March 31, 2011, $500; December 31, 2010, $465	1,531	1,567
Long-term derivative asset	29,922	51,497
Other assets	2,380	1,885
Total assets	$1,463,299	$1,486,757

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities
Third party	$24,873	$20,678
Related party	-	182
Derivative liability	3,337	1,943
Total current liabilities	28,210	22,803

Asset retirement obligations	68,997	67,175
Long-term debt	480,018	619,000
Long-term liabilities	463	3,048
Long-term derivative liability	17,357	784

Commitments and contingencies

Owners’ equity:
Common unitholders - 34,173,650 units and 30,510,313 units issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	874,281	779,327
General partner interest	(6,027)	(5,380)
Total owners' equity	868,254	773,947
Total liabilities and owners' equity	$1,463,299	$1,486,757

Condensed Consolidated Statements of Operations (Unaudited)
(In $ thousands, except per unit data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Oil, natural gas and natural gas liquids revenues	$59,621	$38,596
Transportation and marketing–related revenues	1,401	1,578
Total revenues	61,022	40,174

Operating costs and expenses:
Lease operating expenses	17,362	11,432
Cost of purchased natural gas	1,050	1,220
Dry hole and exploration costs	403	-
Production taxes	2,651	2,127
Asset retirement obligations accretion expense	966	510
Depreciation, depletion and amortization	17,564	12,084
General and administrative expenses	8,593	4,724
Impairment of oil and natural gas properties	1,588	-
Loss on sale of oil and natural gas properties	-	564
Total operating costs and expenses	50,177	32,661

Operating income	10,845	7,513

Other (expense) income, net:
Realized gains on derivatives, net	15,038	7,965
Unrealized (losses) gains on derivatives, net	(54,551)	32,660
Interest expense	(5,159)	(2,103)
Other (expense) income, net	(80)	141
Total other (expense) income, net	(44,752)	38,663

(Loss) income before income taxes	(33,907)	46,176
Income taxes	(82)	(52)
Net (loss) income	$(33,989)	$46,124
General partner’s interest in net (loss) income, including
incentive distribution rights	$2,254	$3,212
Limited partners’ interest in net (loss) income	$(36,243)	$42,912

Net (loss) income per limited partner unit:
Basic	$(1.14)	$1.68
Diluted	$(1.14)	$1.68

Weighted average limited partner units outstanding:
Basic	31,696	25,587
Diluted	31,696	25,615

Distributions declared per unit	$0.760	$0.756

Condensed Consolidated Statements of Cash Flows (Unaudited)
(In $ thousands)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(33,989)	$46,124
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Dry hole costs	2	-
Asset retirement obligations accretion expense	966	510
Depreciation, depletion and amortization	17,564	12,084
Equity-based compensation cost	2,137	1,066
Impairment of oil and natural gas properties	1,588	-
Loss on sale of oil and natural gas properties	-	564
Unrealized loss (gain) on derivatives, net	54,551	(32,660)
Amortization of discount on long-term debt	18	-
Amortization of deferred loan costs	201	137
Other	54	(4)
Changes in operating assets and liabilities:
Accounts receivable	(8,738)	(4,746)
Other current assets	(171)	209
Accounts payable and accrued liabilities	1,857	643
Long-term liabilities	-	(733)
Other, net	(154)	(39)
Net cash flows provided by operating activities	35,886	23,155

Cash flows from investing activities:
Acquisition of oil and natural gas properties	-	(137,898)
Development of oil and natural gas properties	(13,407)	(2,411)
Proceeds from sale of oil and natural gas properties	-	82
Net cash flows used in investing activities	(13,407)	(140,227)

Cash flows from financing activities:
Long-term debt borrowings	-	138,000
Repayments of long-term debt borrowings	(431,500)	(95,000)
Proceeds from debt offering	292,500	-
Loan costs incurred	(695)	-
Proceeds from equity offering	147,108	92,770
Offering costs	(248)	(97)
Contributions from general partner	3,191	1,977
Distributions paid	(26,477)	(20,221)
Net cash flows (used in) provided by financing activities	(16,121)	117,429

Increase in cash and cash equivalents	6,358	357
Cash and cash equivalents – beginning of period	23,127	18,806
Cash and cash equivalents – end of period	$29,485	$19,163

Non-GAAP Measures

We define Adjusted EBITDAX as net (loss) income plus income tax provision, interest expense, net, realized losses on interest rate swaps, depreciation, depletion and amortization, asset retirement obligation accretion expense, non-cash losses (gains) on derivatives, net, non-cash equity compensation, impairment of oil and natural gas properties, loss on sale of oil and natural gas properties, write down of crude oil inventory, and dry hole and exploration costs. Distributable Cash Flow is defined as Adjusted EBITDAX less income tax provision, cash interest expense, net, realized losses on interest rate swaps and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. These financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDAX and Distributable Cash Flow
(In $ thousands)

	Three Months Ended March 31,
	2011	2010

Net (loss) income	$(33,989)	$46,124
Add:
Income taxes	82	52
Interest expense, net	5,154	2,075
Realized losses on interest rate swaps	2,139	2,158
Depreciation, depletion and amortization	17,564	12,084
Asset retirement obligation accretion expense	966	510
Non-cash losses (gains) on derivatives, net	54,551	(32,660)
Non-cash equity compensation expense	2,137	1,066
Impairment of oil and natural gas properties	1,588	-
Loss on sale of oil and natural gas properties	-	564
Non-cash inventory expense from 2009 Appalachian Basin acquisition included in lease operating expense	-	240
Dry hole and exploration costs	403	-
Adjusted EBITDAX	50,595	32,213

Less:
Income taxes	82	52
Cash interest expense, net	4,935	1,938
Realized losses on interest rate swaps	2,139	2,158
Estimated maintenance capital expenditures (1)	11,846	7,875
Distributable Cash Flow	$31,593	$20,190

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144
http://www.evenergypartners.com